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                                Eaton Corporation
                         2004 Annual Report on Form 10-K
                                   Item 15(c)
                                  Exhibit 10(y)

                  EATON INCENTIVE COMPENSATION DEFERRAL PLAN II

                            EFFECTIVE JANUARY 1, 2005
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EATON INCENTIVE COMPENSATION DEFERRAL PLAN II

I. PURPOSE

The Incentive Compensation Deferral Plan II (the "Plan") enables employees who contribute significantly to the success of Eaton Corporation (the "Company") to defer receipt of awards earned under incentive compensation plans and certain other compensation. The purpose of the Plan is to help attract and retain highly qualified individuals, to provide an incentive to those individuals to improve the profitability, competitiveness and growth of the Company, and to help align their interests with those of the shareholders.

II. ELIGIBILITY

All elected officers of the Company are eligible to participate in the Plan with respect to i) amounts earned under the Executive Strategic Incentive Plan or any other Eaton incentive plan made available for deferral hereunder by the Committee; and ii) any amount paid as a Recruitment Bonus. Such other executives as determined by the Committee shall also be eligible to participate in the Plan with respect to any amounts earned under any Eaton incentive compensation plan made available for deferral hereunder by the Committee and any amount paid as a Recruitment Bonus.

III. DEFINITIONS

The terms used herein shall have the following meanings:

Account--A bookkeeping account established by Eaton for a Participant to which may be credited Deferred Incentive Compensation and earnings or losses thereon.

Agreement--A written agreement between Eaton and a Participant deferring the receipt of Incentive Compensation and indicating the term of the deferral.

Beneficiary--The person or entity designated in writing by the Participant and delivered to the Committee. If that person or entity is not living or in existence at the time any unpaid balance of Deferred Incentive Compensation becomes due after the death of a Participant, the term "Beneficiary" shall mean the Participant's estate or legal representative or any person, trust or organization designated in such Participant's will.

Board--The Board of Directors of Eaton Corporation.

Change in Control of Eaton--A Change in Control of Eaton shall be determined in accordance the provisions of Section 409A of the Code and Treasury Regulations and published guidance issued pursuant thereto.

Code-- Internal Revenue Code of 1986, as it may be amended from time to time.
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Committee--The Compensation and Organization Committee of the Board.

Common Share Retirement Compensation--Retirement Compensation which is converted into share units in accordance with Article VI.

Deferred Incentive Compensation--That portion of Incentive Compensation deferred pursuant to the Plan.

Eaton--Eaton Corporation, an Ohio corporation, and its subsidiaries and successors and assigns.

Eaton Common Shares--The common shares of Eaton Corporation with a par value of 50 cents each.

Incentive Compensation--Any payment awarded to a Participant under any Incentive Compensation Plan or paid as a Recruitment Bonus.

Incentive Compensation Plan--Any incentive compensation plan approved by either the Board or its Compensation and Organization Committee.

Interest Rate Retirement Compensation--Retirement Compensation which is credited with Treasury Note Based Interest in accordance with Article VI.

Participant--An employee of Eaton who elects to defer receiving benefits under an Incentive Compensation Plan designated by the Committee as eligible for deferral hereunder or any Recruitment Bonus.

Periodic Installments--Annual payments, over a period not to exceed fifteen years, as elected by the Participant in accordance with the terms of the Plan, which are substantially equal in amount, or, in the case of Common Share Retirement Compensation, substantially equal in the number of share units being valued and paid or the number of Eaton Common Shares being distributed, except that earnings attributable to periods following Retirement or Termination of Employment shall be included with each payment. Periodic Installments are paid on or about March 15 of each year, except as otherwise provided herein.

Plan--This Incentive Compensation Deferral Plan II pursuant to which Incentive Compensation may be deferred for later payment.

Recruitment Bonus--Any amount offered by the Company in order to recruit new executives.

Retirement--The Termination of Employment of a Participant (i) who is age fifty-five or older and who has at least ten years of service with Eaton, (ii) who is age sixty-five or older, or (iii) who is age fifty or older and who has at least ten years of service with Eaton and whose employment is terminated by Eaton action.


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Retirement Compensation--That portion of Incentive Compensation deferred for payment at Retirement or in Periodic Installments commencing at Retirement.

Short-Term Compensation--That portion of Incentive Compensation deferred for payment in accordance with Article V.

Termination of Employment--The time when a Participant shall no longer be employed by Eaton, whether by reason of retirement, death, voluntary resignation, divestiture, discharge (with or without cause), or such disability that, under the then current employment practices of Eaton, the employment of the Participant is deemed to have been terminated.

Treasury Bill Interest Equivalent--A rate of interest equal to the quarterly average yield of 13-week U.S. Government Treasury Bills.

Treasury Note Based Interest--A rate of interest equal to the average yield of 10-year U.S. Government Treasury Notes plus 300 basis points.

IV. ELECTION TO DEFER

Section 4.01 Deferral Options

For each award period ending during or after 2005 (an "Award Period") with respect to any plan eligible for the deferral of Incentive Compensation hereunder, or with respect to any Recruitment Bonus offered by the Company after December 31, 2004, the Participant may elect to defer the receipt of all or part of his or her Incentive Compensation as Short-Term Compensation or Retirement Compensation. Once a Participant has made an effective election, he or she may not thereafter change that election or change any allocation between Short-Term Compensation or Retirement Compensation.

Section 4.02 Amount Deferred

Between 10% and 100% of any Recruitment Bonus may be deferred under the Plan and not less than 10% of Incentive Compensation awarded for any Award Period may be deferred under the Plan. If a Participant elects to allocate a portion of Incentive Compensation to both Short-Term Compensation and Retirement Compensation, the amount allocated to each shall be not less than 10% of the Incentive Compensation awarded for any Award Period.

Section 4.03 Election Deadline

To be in effect for an Award Period, a Participant's election must be completed, signed and filed with the Committee on or before December 31 of the taxable year immediately preceding the taxable year in which the services are performed or at such other time as may be provided in regulations under the Code, except that in the case of any performance-based compensation based on services performed over a period of at least 12 months, such election must be made no later than 6 months before the end of the Award Period. Moreover, in the case of the first year in


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which a Participant becomes eligible to participate in the Plan, such election may be made with respect to services performed subsequent to the election within 30 days after the date the Participant becomes eligible to participate in the Plan. Elections to defer a Recruitment Bonus must be completed, signed and filed with the Committee prior to the Participant's acceptance of employment with the Company.

V. SHORT-TERM COMPENSATION

Section 5.01 Amount

If elected by a Participant, payment of the amount of Incentive Compensation allocated to Short-Term Compensation will be deferred. Treasury Bill Interest Equivalents shall be credited quarterly to the Participant's Short-Term Compensation Account until such compensation is paid to the Participant.

Section 5.02 Election and Payment

Short-Term Compensation, together with credited Treasury Bill Interest Equivalents, shall be paid to the Participant in a lump sum or in not more than five annual installments as elected by the Participant. At the time a Participant elects to defer receipt of Incentive Compensation as Short-Term Compensation pursuant to Section 4.01, the Participant shall also elect with respect to the deferral for such Award Period the time at which payment of such amount shall be made or begin and which of the methods of payment described in this Section 5.02 shall be used, provided that such payment may not be made prior to March 15 of the second year following the Award Period for which the Short-Term Compensation was credited to the Participant. Upon the death of a Participant who has a Short-Term Compensation Account, the entire amount of his or her Short-Term Compensation then remaining shall be distributed to the Participant's Beneficiary in a lump sum as soon as practicable following the death.

VI. RETIREMENT COMPENSATION

Section 6.01 Duration

If elected by a Participant, payment of the amount of Incentive Compensation allocated to Retirement Compensation will be deferred to Retirement, but subject to the limitations of Section 9.02. Retirement Compensation shall be credited to the Participant on the date such amount would have been distributed to him or her if there had been no valid deferral election by establishing an Account in the Participant's name. At the time a Participant elects to defer receipt of Incentive Compensation as Retirement Compensation pursuant to Section 4.01, the Participant shall also elect with respect to the deferral for such Award Period, whether such amount is to be distributed in a lump sum or in the form of Periodic Installments over a period of five (5), ten (10), or fifteen (15) years, subject, however, to the provisions of Section 6.07. Following a Participant's Retirement, payment to the Participant shall be made or commence on or about March 15 of the year following the date of such Retirement, subject to the provisions of Sections 6.07 and 9.02.


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Section 6.02 Common Share Retirement Compensation

Between fifty percent and one hundred percent, as elected by the Participant, of the amount allocated to Retirement Compensation shall be credited to Common Share Retirement Compensation, and the balance shall be credited to Interest Rate Retirement Compensation.

Common Share Retirement Compensation shall be converted into a number of share units based upon the average of the mean prices for Eaton Common Shares for the twenty trading days of the New York Stock Exchange during which Eaton Common Shares were traded immediately following the end of the incentive period in which the Incentive Compensation to be deferred was earned. On each Eaton Common Share dividend payment date, dividend equivalents equal to the actual Eaton Common Share dividends paid shall be credited to the share units in the Participant's Account, and shall in turn be converted into share units utilizing the mean Eaton Common Share price on the dividend payment date.

Upon payment of Common Share Retirement Compensation, the share units standing to the Participant's credit shall be converted to the same number of Eaton Common Shares for distribution to the Participant in the form of Eaton Common Shares.

Section 6.03 Interest Rate Retirement Compensation

Retirement Compensation not credited to Common Share Retirement Compensation shall be credited to Interest Rate Retirement Compensation. Interest Rate Retirement Compensation shall be credited to the Interest Rate Retirement Compensation Account, which shall earn Treasury Note Based Interest, compounded quarterly, until paid.

Section 6.04 Periodic Installments

Upon the death of a Participant who has commenced receiving Periodic Installments, the entire remaining amount of his or her Retirement Compensation shall be distributed to the Participant's Beneficiary. Such distribution shall be made in a lump sum as soon as practicable following such death.

Section 6.05 Termination of Employment

The Retirement Compensation Account of a Participant whose employment terminates for reasons other than Retirement shall be distributed in a lump sum. The lump sum payment shall be made as soon as practicable following such termination of employment, subject to the provisions of Section 9.02.

Section 6.06 Earnings

Earnings shall be credited on undistributed Retirement Compensation Accounts, and annual installment payments shall be adjusted to reflect such additional earnings, based on the remaining


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number of installment payments to be distributed and based on Treasury Note
Based Interest, computed quarterly.

Section 6.07 Limited Redeferral

A Participant who has made an effective election under Section 6.01 with respect to deferral of Retirement Compensation for payment in a lump sum following Retirement may make a subsequent election to delay payment or commencement of payment of such amount for a period of five (5) years from the date such payment would otherwise have been made or change the form of a payment in accordance with the following provisions, subject to such administrative rules and procedures as may be established by the Committee:

     (a) the subsequent election shall not take effect until 12 months after the date on which it is made; and

     (b) payment in the form of Periodic Installments over a period of five years may be elected.

VII. AMENDMENT AND TERMINATION

Section 7.01 Right to Amend or Terminate

Eaton fully expects to continue the Plan but it reserves the right, except as otherwise provided herein, at any time by action of the Committee, to modify, amend or terminate the Plan for any reason, including adverse changes in the federal tax laws. Notwithstanding the foregoing, upon the occurrence of a Change in Control of Eaton, no amendment, modification or termination of the Plan shall, without the consent of the Participant, alter or impair any rights or obligations under the Plan with respect to such Participant.

Section 7.02 American Jobs Creation Act of 2004

The Plan is intended to provide for the deferral of compensation in accordance with the provisions of Section 409A of the Code and Treasury Regulations and published guidance issued pursuant thereto. Accordingly, the Plan shall be construed in a manner consistent with those provisions and may at any time be amended in the manner and to the extent determined necessary or desirable by Eaton to reflect or otherwise facilitate compliance with such provisions with respect to amounts deferred on and after January 1, 2005, including as contemplated by Section 885 (f) of the American Jobs Creation Act of 2004. Moreover, to the extent permitted in guidance issued by the Secretary of the Treasury and in accordance with procedures established by the Committee, a Participant may be permitted to terminate participation in the Plan or cancel an outstanding deferral election with regard to amounts deferred after December 31, 2004. Notwithstanding any provision of the Plan to the contrary, no other permissible election or distribution shall be made or given effect under the Plan that would result in taxation of any amount under Section 409A of the Code.


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VIII. ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall interpret the provisions of the Plan where necessary and may adopt procedures for the administration of the Plan which are consistent with the provisions of the Plan and any rules adopted by the Committee.

Each Participant or Beneficiary must claim any benefit to which such Beneficiary may be entitled under the Plan by a written notification to the Committee. If a claim is denied, it must be denied within a reasonable period of time in a written notice stating the specific reasons for the denial. The claimant may have a review of the denial by the Committee by filing a written notice with the Committee within sixty days after the notice of the denial of his or her claim. The written decision by the Committee with respect to the review must be given within one hundred twenty days after receipt of the written request.

The determinations of the Committee shall be final and conclusive.

IX. PAYMENTS

Section 9.01 Automatic Lump Sum Payment

Upon the date of a Change in Control, Eaton shall make an immediate lump sum payment of the Account balances, including all earnings to that date, to each Participant or his or her Beneficiary, subject to the provisions of Section 9.02.

Section 9.02 Time of Payment

Notwithstanding any provision of the Plan to the contrary, compensation deferred under the Plan shall not be distributed earlier than

     (a) separation from service as determined by the Secretary of the Treasury (except as provided below with respect to a key employee of Eaton);

     (b) the date the Participant becomes disabled (within the meaning of Section 409A(a)(2)(C) of the Code);

     (c)  death of the Participant;

     (d) a specified time (or pursuant to a fixed schedule) specified under the Plan at the date of the deferral of such compensation;

     (e) to the extent provided by the Secretary of the Treasury, a change in the ownership or effective control of Eaton, or in the ownership of a substantial portion of the assets of Eaton; or


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     (f)  the occurrence of an unforeseeable emergency as defined in Section
          409A(a)(2)(B)(ii) of the Code.

In the case of any key employee (as defined in Section 416(i) of the Code without regard to paragraph (5) thereof) of Eaton, distributions may not be made before the date that is six months after the date of separation from service (or, if earlier, the date of death of the Participant).

X. MISCELLANEOUS

Section 10.01 Adjustments

In the event of a reorganization, merger, consolidation, reclassification, recapitalization, combination or exchange of shares, stock split, stock dividend, rights offering or similar event affecting shares of the Company, the Committee shall equitably adjust the limitation on the number and class of share units which may be allocated to Participants as Common Share Retirement Compensation, and the number of share units previously allocated to their Accounts.

Section 10.02 Designation of Beneficiaries

Each Participant shall have the right, by written instruction to the Committee, on a form supplied by the Committee, to designate one or more primary and contingent Beneficiaries (and the proportion to be paid to each, if more than one is designated) to receive his or her Account balance upon his or her death. Any such designation shall be revocable by the Participant.

Section 10.03 Committee Actions

All actions of the Committee hereunder may be taken with or without a meeting. If taken without a meeting, the action shall be in writing and signed by a majority of the members of the Committee and if taken with a meeting, a majority of the Committee shall constitute a quorum for any such action. The determination by the Committee as to the withholding of taxes shall be binding upon the Participants and their Beneficiaries.

Section 10.04 Assignment

No benefit under the Plan shall be subject to anticipation, alienation, sale, transfer or encumbrance, and any attempt to do so shall be void. No benefit hereunder shall in any manner be liable for the debts, contracts, or liabilities of the person entitled to such benefits. If the Participant or Beneficiary shall become bankrupt, or attempt to anticipate, alienate, sell, transfer or encumber any benefit hereunder, then such benefit shall, in the discretion of the Committee, cease and terminate, and the Committee may hold or apply the same for the benefit of the Participant or his or her spouse, children, or other dependents, or any of them, in such manner and in such amounts and proportions as the Committee may deem proper. During a Participant's lifetime, rights hereunder are exercisable only by the Participant or that person's guardian or legal representative. Notwithstanding the foregoing, nothing in this Section shall prohibit the transfer of any benefit by will or by the laws of descent and distribution or (if permitted by applicable


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regulations under Section 16(b) of the Exchange Act) pursuant to a qualified domestic relations order, as defined under the Code and the Employee Retirement Income Security Act.

Section 10.05 No Funding Required

The obligations of Eaton to make payments shall be a liability of Eaton to the Participant. Eaton shall not be required to maintain any separate fund or reserve, or purchase or acquire life insurance on a Participant's life, or otherwise segregate assets to assure that any particular asset of Eaton is available to make such payments by reason of Eaton's obligations hereunder. Nothing contained in the Plan shall be construed as creating a trust or other fiduciary relationship between Eaton and a Participant or any other person.

Section 10.06 No Employment Contract

The Plan shall not be deemed to constitute a contract of employment between Eaton and a Participant. Neither shall the execution of the Plan nor any action taken by Eaton or the Committee pursuant to the Plan confer on a Participant any legal right to be continued in any other capacity with Eaton whatsoever.

Section 10.07 Governing Law

The Plan shall be construed and governed in accordance with the law of the State of Ohio to the extent not covered by Federal law.

Section 10.08 Effective Date

The Plan is adopted by the Board on December 8, 2004, effective January 1, 2005.


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                              APPROVAL AND ADOPTION

     The Eaton Corporation Deferred Incentive Compensation Plan II, in the form attached hereto, is hereby approved and adopted.


/s/ Susan J. Cook                       Date: December 10, 2004
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Name

Vice President- Human Resource
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Title

/s/ Earl R. Franklin
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Name

Vice President and Secretary
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Title

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